         Exhibit 10.2

NEWELL BRANDS
EMPLOYEE SAVINGS PLAN

AMENDMENT NO. 1
THIS AMENDMENT NO. 1 is made by Newell Operating Company, a Delaware corporation, (“NOC”) to the Newell Brands Employee Savings Plan, as Amended and Restated Effective as of January 1, 2018 and adopted on December 20, 2018 (the “Plan”).
W I T N E S S E T H:
WHEREAS, NOC sponsors and maintains the Plan for the exclusive benefit of eligible employees of NOC and of certain of its affiliates who are participating employers; and
WHEREAS, under Section 14.1 of the Plan, the Plan may be amended by resolution or written instrument approved by the Board of Directors of NOC (the “Board”); and
WHEREAS, the Board has determined that it is appropriate to amend the Plan, effective as of January 1, 2019, (i) to comply with the definition of highly compensated employee under Section 1081.01 of the Internal Revenue Code for a New Puerto Rico, as amended by Puerto Rico Act No. 257-2018 of December 10, 2018, (ii) to clarify that a Puerto Rico participant who is otherwise eligible to receive a hardship withdrawal under the terms of the Plan must first obtain all nontaxable loans available under the Plan and all other plans maintained by the Employer, and (iii) to clarify that participants who are on an authorized leave of absence (whether paid or unpaid, including for military service) may receive a loan from the Plan.
NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as of January 1, 2019:
1. The last sentence of Section 9.1(a) of the Plan shall be deleted and the following inserted in lieu thereof:

The BAC shall direct the Trustee to make a loan to a Participant who is in active employment with a Participating Employer, on an authorized leave of absence (whether paid or unpaid), or on a military leave of absence (whether paid or unpaid), in accordance with the terms of this Article and may be made from his Account other than his Prior Plan Pension Sub-Account or his QVEC Sub-Account.

2. The penultimate sentence of Section 9.4(v) of the Plan shall be deleted and the following inserted in lieu thereof:

Except as provided in subsection (a)(vi) below or with respect to an inactive Participant who is on an authorized unpaid leave of absence (other than for military service), payments of principal and interest by an inactive Participant shall be made by a method approved by the BAC in equal quarterly or more frequent installments. Loan repayments for up to 12 months by a Participant on an authorized unpaid leave of absence (other than for military leave of absence) will be suspended.

3. Section 9.4(a)(vi)(D) of the Plan shall be deleted and the following inserted in lieu thereof:

(D) The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article, extended by the period that loan repayments during such military service are suspended.

4. The last sentence of Section 10.1(e)(ii) of the Plan shall be deleted and the following inserted in lieu thereof:

Notwithstanding the foregoing, effective January 1, 2019, the Participant, other than if the Participant is a Puerto Rico Participant, may receive a hardship withdrawal even if the Participant does not first obtain all non-taxable loans currently available under the Plan and all other plans maintained by the Employer;

5. Appendix D, Section 4, of the Plan shall be deleted and the following inserted in lieu thereof:

4. “Highly Compensated Employee” or “Highly Paid Employee” means, for Plan Years beginning on and after January 1, 2019, any Employee who is a resident of Puerto Rico and paid on a Puerto Rico payroll of the Employer and who:

(a) is a 5% owner of the voting stock or of the total value of all classes of stock of the Company;

(b) owns more than 5% of the capital or interest in the profits of the Company, if the Company is not a corporation; or

(c) for the immediately preceding Plan Year, received compensation from the Employer in excess of the applicable limit under Section 414(q)(1)(B)(i) of the Code (as such amount may be adjusted for inflation by the Secretary of the Treasury).

This definition of “Highly Compensated Employee” shall be interpreted in accordance with PRIRC Section 1081.01(d)(3)(E)(iii) and applicable regulations thereunder.

IN WITNESS WHEREOF, NOC has caused this Amendment No. 1 to the Plan to be executed by its duly authorized representative.

Newell Operating Company
Dated: December 31, 2019	By: /s/ Shay Zeemer

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